Exhibit 99.2

Case 15-40289-rfn11 Doc 3972 Filed 04/09/17 Entered 04/09/17 18:40:36 Page 1 of 7

CLERK, U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TEXAS ENTERED THE DATE OF ENTRY IS ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed April 7, 2017	United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF TEXAS

FORT WORTH DIVISION

IN RE:	§
	§	CASE NO. 15-40289-rfn-11
LIFE PARTNERS HOLDINGS, INC.,	§
et. al.,	§	Jointly Administered
§
REORGANIZED DEBTORS.	§	Chapter 11

ORDER GRANTING JOINT MOTION OF THE REORGANIZED DEBTORS TO
APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. 1127

The Court has considered the Joint Motion of the Reorganized Debtors to Approve Non-Material Plan Modifications Pursuant to 11 U.S.C. § 1127 (the “Motion”),1 filed by the Reorganized Debtors under the terms of the Plan, confirmed by this Court in the above-captioned, jointly administered Chapter 11 bankruptcy cases (the “Bankruptcy Cases”) of Life Partners Holdings, Inc. (“LPHI”) and its affiliated debtors, Life Partners, Inc. (“LPI”) and LPI Financial Services Inc. (“LPIFS,” collectively with LPI the “Subsidiary Debtors,” and collectively with LPHI and LPI, “Debtors” or “Life Partners”), by and through Alan M. Jacobs,

1 All capitalized terms not defined in this Order shall have the meaning ascribed to them in the Motion, which incorporates terms from the Plan and Confirmation Order.

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 1 of 7

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in his capacity as the Trustee of the Life Partners Creditors’ Trust (“Creditors’ Trustee”), and Eduardo S. Espinosa, in his capacity as the Trustee of the Life Partners Position Holder Trust (the “Position Holder Trustee” and, collectively with the Creditors’ Trustee, the “Successor Trustees”), appointed pursuant to the Plan. The Court finds that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. §§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion is in the best interests of the estates and their creditors and interested parties; (iv) proper and adequate notice of the Motion has been given and that no other or further notice is necessary; (v) all objections to the Motion, filed or un-filed, including the Joinder and Partial Objection to Motion of the Reorganized Debtors to Approve Non-Material Plan Modifications Pursuant to 11 U.S.C. § 1127 [D.I. 3959], filed by Amicus Curiae Holders of Fractional Interests (“Amicus”), have been resolved by this Order or are hereby expressly overruled in their entirety, without prejudice to any rights Amicus may have to seek future relief with respect to immaterial modifications for elections under the Plan;2 and (vi) upon the record herein, after due deliberation thereon, good and sufficient cause exists for the granting of the relief as set forth herein. IT IS THEREFORE ORDERED as follows:

1. The Motion is hereby GRANTED as set forth herein.

2. Tax Payer Verification. The Successor Trustees are hereby authorized to withhold any and all distributions of cash otherwise required under the Plan unless the applicable recipient of such distribution provides a properly executed IRS Form W-9 or Form W-8BEN to the respective Successor Trustee. Unless such information was previously received by the Position Holder Trustee or Creditor Trustee, written requests for such disclosures shall be sent to the holders of all Allowed and Disputed Claims asserted against either of the Creditors’ Trust or

2 The Successor Trustees reserve all rights with respect to any such request for relief by Amicus.

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 2 of 7

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Position Holder Trust, at the last known address (or e-mail address, if known) of record for each such holder within thirty (30) days of the date of entry of this Order. Any such Form W-9 or Form W-8BEN documentation provided subsequent to November 1, 2016 (the date on which this Court entered its Order confirming the Plan), to the Debtors, the Chapter 11 Trustee, the Reorganized Debtors, or to any Successor Entity, may be relied upon by any and all of the Reorganized Debtors and Successor Entities. For any holders who do not respond to such requests within thirty (30) days thereof, a written reminder request shall be transmitted forty-five (45) days following the original request. As provided under the Plan, any distributions of cash that are withheld due to the failure of a recipient to provide the required IRS Form W-9 or Form W-8BEN shall be held as Unclaimed Property in the Undeliverable Distribution Reserve as provided in sections 10.03 and 11.02 of the Plan. As provided therein, if the applicable recipient of such distribution does not provide the required IRS Form W-9 or Form W-8BEN within one year of the date that an applicable Distribution is made, then any such withheld distribution shall be deemed to be forfeited for all purposes, and all Claims upon which the distribution was to be made, or in respect of void checks and/or the underlying (undeliverable) distributions, shall be forever barred, estopped and enjoined from assertion in any manner against the Successor Entities, Debtors, Securities Intermediaries or Servicing Company, as applicable. Nothing in this paragraph shall cause the forfeit of a Position Holder Trust Interest, an IRA Partnership Interest or a New IRA Note.

3. Modification to Premium Call Procedures. Section 12.09(a) of the Plan is hereby removed and replaced with the following language: “The Position Holder Trustee may make premium calls to Continuing Fractional Holders as needed, in the Position Holder Trustee’s sole discretion, but no more frequently than one bill per year for any given Policy.”

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 3 of 7

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4. Extension of Deadline for Initial Premium Calls. There shall be no Payment Default with respect to the Fractional Interests for premium call notices invoiced in December, 2016, provided that all applicable Premiums for such Fractional Interests have been received by the Position Holder Trustee or its Servicing Company on or before April 6, 2017.

5. Waiver of Penalty for Certain Premium Defaults. This Paragraph shall be limited to premium call notices issued to Continuing Fractional Holders in December, 2016, and the first premium call notice issued for each Continuing Fractional Interest after the entry of this Order. For any Continuing Fractional Holder who is deemed to have made the Position Holder Trust Election as the result of a Payment Default arising from one of the premium call notices described in the preceding sentence, the reduction to such Holder’s Beneficial Ownership related to the Contributed Position provided in Section 5.05(c)(i) of the Plan shall not apply. For clarity, except as expressly provided in Paragraph 4 above or this Paragraph 5, nothing in this Order shall be deemed to excuse or waive any Payment Default.

6. IRA Holder Distribution Deadline. Any IRA Holder classified in Class B3 or B3A of the Plan who made an Option 4 – Conversion Election pursuant to a duly and timely submitted (or otherwise accepted) Ballot under either Section 3.07(d)(iii)(4) or Section 3.07(e)(iii)(4) of the Plan, must request a distribution of the applicable IRA assets from the IRA Holder’s custodian by no later than before 5:00 pm Central Time on May 5, 2017, in order to allow the Holder’s IRA custodian to provide notice to the Position Holder Trustee, as set forth below, on or before 5:00 pm Central Time on May 15, 2017 (the “Conversion Deadline”). Without waiving any restrictions or fees imposed by the custodian in the ordinary course of business pursuant to the terms and conditions applicable as between the IRA custodians and their respective account holders, any and all IRA custodians receiving such a written request must

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 4 of 7

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(i) make available to the IRA Holder any forms necessary to process such distribution request; (ii) honor such request promptly upon receipt; and (iii) provide notice to the Position Holder Trustee of such distribution on or before the Conversion Deadline. Failure to do so will result in such Holder’s Option 4 – Conversion Election being deemed void ab initio, and such Holder’s Claim being treated pursuant to Section 3.07(d)(iv) or Section 3.07(e)(iv) of the Plan as of the Effective Date, unless the IRA Holder’s custodian provides written notice to the Position Holder Trustee, on before the Conversion Deadline, in accordance with the notice provisions of Paragraph 6(a)-(b) below, and satisfactory to the Position Holder Trustee, demonstrating that the IRA Holder has effectuated the distribution of the IRA assets corresponding to the Fractional Position(s) for which the Conversion Election was made outside of the IRA such that the Fractional Position(s) may be held directly by the individual taxpayer.

(a)	Any such written notification must clearly identify and provide the following information: (i) the Policy IDs subject to the conversion; (ii) the portion of the asset associated with the Policy ID being distributed, including the applicable Account IDs; (iii) the name(s) of the applicable account holder(s); (iv) the custodian’s name and contact information; and (v) such custodian’s clear and unequivocal statement that the applicable account holder’s assets have been distributed from the applicable IRA. For purposes of (ii) above, the portion of the asset being distributed shall mean the amount initially invested in the asset associated with the Policy ID, unless otherwise noted.

(b)	Such notification must be received on or before the Conversion Deadline via first-class mail, e-mail, facsimile transmission, or hand delivery to:

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 5 of 7

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Life Partners Position Holder Trustee, Attention: Eduardo S. Espinosa, Trustee, 1717 Main Street, Suite 4200, Dallas, Texas 75201 or such other address as the Position Holder Trustee shall designate in writing and post on his website (www.lpi-pht.com); with a copy via first-class mail or e-mail to: Michael Napoli (mnapoli@dykema.com) and Aaron Kaufman (akaufman@dykema.com), counsel to the Position Holder Trustee, 1717 Main Street, Suite 4200, Dallas, Texas 75201.

7. The Position Holder Trustee may, in its sole discretion as exercised consistent with the Position Holder Trustee’s duties under the Plan, extend the Conversion Deadline for any IRA Holder if, and only if, such IRA Holder can demonstrate satisfactorily to the Position Holder Trustee that such IRA Holder’s custodian failed to abide by the terms of this Order, despite the IRA Holder’s full compliance with the terms of Paragraph 6 of this Order. Moreover, nothing in this Order shall be construed as adjudicating a Holder’s rights or remedies with regard to any pending Holder Dispute (as that term is defined under the Position Holder Trust Agreement), except to the extent such Holder Dispute is rendered moot as a result of this Order.

8. This Court retains jurisdiction with respect to all matters arising from or related to the implementation of the Plan and this Order.

# # # END OF ORDER # # #

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 6 of 7

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Agreed to in form and substance by:

By:	/s/ Jay H. Ong	By:	/s/ Michael D. Napoli
Joseph J. Wielebinski (Texas Bar No. 21432400)		Michael D. Napoli (TX Bar. 14803400)
Dennis L. Roossien, Jr. (Texas Bar No. 00784873)		Aaron M. Kaufman (TX Bar No. 24060067)
Jay H. Ong (Texas Bar No. 24028756)		Jesse T. Moore (TX Bar No. 24056001)
MUNSCH HARDT KOPF & HARR, P.C.		DYKEMA COX SMITH
500 N. Akard Street, Suite 3800		1717 Main Street, Suite 4200
Dallas, Texas 75201-6659		Dallas, TX 75201
Telephone: (214) 855-7500		Phone: (214) 462-6400
Facsimile: (214) 855-7584		Fax: (214) 462-6401
E-mail:	jwielebinski@munsch.com	E-mail:	mnapoli@dykema.com
	droossien@munsch.com	E-mail:	akaufman@dykema.com
	jong@munsch.com	E-mail:	jmoore@dykema.com

ATTORNEYS FOR ALAN M. JACOBS, AS CREDITORS’ TRUSTEE		COUNSEL FOR POSITION HOLDER TRUSTEE EDUARDO S. ESPINOSA

By:	/s/ Kevin S. Wiley, Sr.
Kevin S. Wiley, Sr. (Texas Bar No. 21470700)
Kevin S. Wiley, Jr. (Texas Bar No. 24029902)
325 N. St. Paul Street, Suite 2750
Dallas, Texas 75201
Telephone: (469) 484-5016
Facsimile: (214) 855-7584
E-mail:	Kevin.wileysr@tx.rr.com

ATTORNEYS FOR AMICUS CURIAE HOLDERS OF FRACTIONAL INTEREST

ORDER GRANTING THE JOINT MOTION OF THE REORGANIZED DEBTORS TO APPROVE NON-MATERIAL PLAN MODIFICATIONS PURSUANT TO 11 U.S.C. § 1127 4820-2309-6900.11	PAGE 7 of 7